Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-                    ) on Form S-4 of SandRidge Energy, Inc. of our report dated March 15, 2017, relating to the consolidated financial statements of Bonanza Creek Energy, Inc., appearing in the Joint Proxy Statement/Prospectus, which is a part of this Registration Statement.

/s/ Hein & Associates LLP

Denver, Colorado

December 11, 2017